Confidential information has been omitted from this Exhibit and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2.

Exhibit 10.4

CONFIRMATION LETTER

Kennecott #: 711

Buyer:	Otter Tail Power Company, a division
          of Otter Tail Corporation
NorthWestern Corporation,
           d/b/a NorthWestern Energy
Montana-Dakota Utilities Co., a division
           of MDU Resources, Inc.
c/o Otter Tail Power Company
As Agent for Big Stone Plant
P. O. Box 496
215 South Cascade Street
Fergus Falls, MN 56538-0496
		Seller:	Kennecott Coal Sales Company Caller Box 3009 (82717-3009) 505 South Gillette Avenue Gillette, WY 82716

Attn:	Stacie Hebert	Attn:	Bruce Miller
Phone:	218-739-8635	Phone:	307-685-6114
Fax:	218-739-8629	Fax:	307-687-6009

This Confirmation Letter (“Confirmation”) shall confirm the transaction arranged October 31, 2003, between Otter Tail Power Company, a division of Otter Tail Corporation (“Otter Tail”) and Kennecott Coal Sales Company (“Kennecott”) pursuant to the Master Coal Purchase and Sale Agreement effective June 1, 2004. The terms and conditions of this transaction are as follows:

Kennecott to sell and deliver and Otter Tail to purchase and receive.

Transaction Type:	Physical Coal

Product:	Sub-Bituminous coal; (*) Btu/Lb. and (*) Lbs. SO2/mmBtu

Base Price:	(*) per ton of coal

Shipment Period:	January 1, 2005 through December 31, 2007

Quantity:

Tons
Delivery Year	(to the nearest unit train)
2005	(*	)
2006	(*	)
2007	(*	)

Delivery Point:	FOB Railcar, Cordero Rojo Complex – Campbell County, Wyoming

Topsize:	2” x 0” ASTM

Quality:	Coal Quality Specifications

		Section 9.03 – Standard Btu and Sulfur for price adjustments as set forth below:	Sections 6.02 & 6.04 Rejection Limits/ Non-Conforming Shipment

	Btu/Lb	(*)	(*)
	Lbs. SO2/mmBtu	(*)	(*)

Btu Adjustment:	To reflect the actual heat content of the coal delivered, each month the Base Price of coal will be adjusted for any variation from (*) Btu/Lb., using the following formula:

Btu Adjustment Per Ton = P x	(AR – BB)

BB

Where:
	P =	The Base Price of coal per ton delivered during the month;
	AR =	The monthly weighted average “As-Received” Btu’s per pound of the respective coal[s] delivered to Otter Tail; and,
	BB =	The Base Btu’s per pound of the respective coal[s] delivered to Otter Tail during the month; the BB value = (*)

All shipment Btu’s and weighted average Btu’s shall be in zero decimals. All prices for Btu adjustments shall be calculated using floating-point decimals, with the result being rounded to three decimal places as shown in the following example:

Sample info: P = (*)/ton, BB = (*), AR =(*)

Example: Btu adjustment per ton	= (*)
= (*)
= (*)
= (*)

Sulfur Adjustment:	To reflect the actual sulfur content of Coal delivered, each month the Base Price of Coal will be adjusted in accordance with the following formulas.

For purposes of this adjustment, it shall be assumed that 100% of the sulfur in the Coal will be converted to sulfur dioxide (“SO2”). The pounds SO2 per mmBtu shall be calculated in accordance with the following formula based on Seller’s lab analysis of the percent sulfur in the Coal and the calorific value of the Coal:

Lbs. SO2/mmBtu =	Monthly Weighted Average Sulfur % in Coal X 20,000

Monthly Weighted Average Btu/Lb.

All shipment sulfur percent and weighted average sulfur percent shall be stated in two decimals. SO2 for the period billed shall be calculated using floating-point decimals, with the result being rounded to two decimal places as shown in the following example:

Sample info: Monthly Weighted Average Sulfur % in Coal = (*), Monthly Weighted Average Btu/Lb. = (*)
Example: Lbs. SO2/mmBtu = ((*) X 20,000) / (*) = (*) = (*)

Sulfur adjustment in $/ton of Coal =

(Base Lb. SO2/mmBtu – Actual Lb. SO2/mmBtu) X Actual Btu/Lb. X $ADI

1,000,000

ADI = The “SO2 Monthly Average Price” published by Air Daily for the month preceding delivery.

Base Lb. SO2/mmBtu = (*)

All shipment SO2 and weighted average SO2 shall be stated in two decimals. All prices for sulfur adjustments are to be calculated using floating-point decimals, with the result being rounded to three decimal places as shown in the following example:

Sample info: Actual Btu = (*), Base SO2 = (*), Actual SO2 = (*),
SO2 Allowance (ADI) = (*)

Example: Sulfur Adjustment in $/ton of Coal	= ((*) – (*)) X (*) X $(*)) / 1,000,000
= $(*)
= $(*)

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR, AND EACH OF THE PARTIES WAIVES THE RIGHT TO SEEK INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES UNDER THIS AGREEMENT.

Please confirm that the terms and conditions stated herein accurately reflect your understanding of our agreement by signing and returning to Leslie Thorn at Seller’s address.

By:	/s/ Ward Uggerud	Date:	June 22, 2004

Otter Tail Power Company, a division
of Otter Tail Corporation

By:	/s/ Andrea Stomberg	Date:	June 29, 2004

Montana-Dakota Utilities Co., a division
of MDU Resources, Inc.

By:	/s/ Michael J. Hanson	Date:	July 14, 2004

NorthWestern Corporation,
doing business as NorthWestern
Energy

By:	/s/ Kelly A. Cosgrove	Date:	June 1, 2004

Kennecott Coal Sales Company

(*) Confidential information has been omitted and filed separately with the Commission pursuant to Rule 24b-2.

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